Exhibit 99.1

FOR IMMEDIATE RELEASE
October 24, 2018

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS

Bethesda, MD - October 24, 2018 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended September 30, 2018.

THIRD QUARTER 2018 FINANCIAL HIGHLIGHTS

•	$0.03 comprehensive income per common share, comprised of:

◦	$0.45 net income per common share

◦	$(0.42) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI

•	$0.61 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit [1]

◦
Includes $0.15 per common share of dollar roll income associated with the Company's $18.3 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $0.01 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates

•	$18.00 tangible net book value per common share as of September 30, 2018

◦	Decreased $(0.41) per common share, or -2.2%, from $18.41 per common share as of June 30, 2018

◦	Excludes $526 million, or $1.10 per common share, of goodwill intangible asset as of September 30, 2018

•	$0.54 dividends declared per common share during the quarter

•	0.7% economic return on tangible common equity for the quarter

◦	Comprised of $0.54 dividends per common share and $(0.41) decrease in tangible net book value per common share

AGNC Investment Corp.
October 24, 2018

OTHER THIRD QUARTER HIGHLIGHTS

•	$81.8 billion investment portfolio as of September 30, 2018, comprised of:

◦	$70.9 billion Agency MBS

◦	$9.4 billion TBA mortgage position

◦	$1.5 billion credit risk transfer ("CRT") and non-Agency securities

•	8.2x tangible net book value "at risk" leverage as of September 30, 2018

◦	8.5x average tangible net book value "at risk" leverage for the quarter

•	9.7% portfolio CPR for the quarter

◦	6.8% average projected portfolio life CPR as of September 30, 2018

•	1.30% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization benefit

◦	Excludes 3 bps of "catch up" premium amortization benefit due to change in projected CPR estimates

◦	Decreased from 1.35% for the prior quarter, excluding 7 bps of "catch-up" premium amortization benefit

•	$0.8 billion of accretive common equity raised during the quarter, net of offering costs
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"Spurred by strong U.S. economic fundamentals, interest rates trended higher in the third quarter, and, as expected, the Federal Reserve continued its progression toward a neutral monetary policy stance by raising the Federal Funds rate another 25 basis points in September. While we believe that the near-term bias for interest rates is modestly higher as a result of the strength of the U.S. economy and the strong domestic labor market, our expectation is that some combination of factors, including trade policy, the challenging economic picture abroad, contained inflation, and/or a correction in asset valuations will ultimately cap the rate move over the next several quarters," said Gary Kain, the Company's Chief Executive Officer and Chief Investment Officer. "Within the broader fixed income markets, Agency MBS assets continue to remain attractive relative to credit alternatives. Although Agency spreads to swap and Treasury benchmarks may widen if rates continue to trend higher or if the yield curve flattens further, we believe such an event would likely provide opportunities to improve the long-term earnings durability of our portfolio," added Mr. Kain.
"Against the backdrop of higher interest rates and a slight underperformance of Agency MBS relative to our hedges, AGNC’s economic return on tangible common equity for the quarter was 0.7%, consisting of $0.54 in dividends and a $(0.41) decline in tangible net book value per common share. Further, despite a modest decline from the second to third quarter in the favorable funding benefit resulting from the difference between our repo funding rate and the rate we receive on our pay-fixed interest rate swaps, AGNC generated $0.61 of net spread and dollar roll income, excluding catch-up premium amortization, in the third quarter," commented Peter Federico, the Company’s President and Chief Operating Officer.

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of September 30, 2018, the Company's tangible net book value per common share was $18.00 per share, a decline of -2.2% compared to $18.41 per share as of June 30, 2018. The decline was

AGNC Investment Corp.
October 24, 2018

primarily a function of higher interest rates, as Agency MBS spreads to benchmark interest rates were largely unchanged to slightly wider for the quarter.
The Company's tangible net book value per common share excludes $526 million, or $1.10 per common share, of intangible assets as of September 30, 2018, compared to $550 million, or $1.27 per common share, of intangible assets as of June 30, 2018. During the third quarter, the Company received a $42 million, or $0.09 per common share, cash termination fee in connection with the sale of MTGE Investment Corp. (“MTGE”) and corresponding termination of the Company's management agreement with MTGE. Concurrent with the termination, the Company wrote-off its intangible asset associated with the management agreement of approximately $23 million, or $0.05 per common share.
During the third quarter, the Company completed a 43.7 million share common equity offering for $817 million, or $18.68 per common share, net of offering costs. The equity offering was accretive to the Company's tangible net book value per common share and further enhances the Company's operating cost efficiency as a percent of equity capital.

INVESTMENT PORTFOLIO
As of September 30, 2018, the Company's investment portfolio totaled $81.8 billion, comprised of:

•	$80.3 billion of Agency MBS and TBA securities, including:

◦	$79.2 billion of fixed-rate securities, comprised of:

•	$62.2 billion 30-year fixed-rate securities,

•	$4.7 billion 30-year TBA securities,

•	$6.8 billion 15-year securities,

•	$4.7 billion 15-year TBA securities, and

•	$0.8 billion 20-year fixed-rate securities;

◦	$0.8 billion of collateralized mortgage obligations ("CMOs"); and

◦	$0.2 billion of adjustable-rate securities; and

•	$1.5 billion of CRT and non-Agency securities.
As of September 30, 2018, inclusive of TBA securities, 30-year and 15-year Agency MBS fixed rate securities represented 82% and 14% of the Company's investment portfolio, respectively, compared to 81% and 16%, respectively, as of June 30, 2018.
As of September 30, 2018, the Company's fixed-rate Agency MBS, inclusive of TBA securities, had a weighted average coupon of 3.79%, compared to 3.69% as of June 30, 2018, comprised of the following weighted average coupons:

•	3.85% for 30-year fixed-rate securities;

•	3.38% for 15-year fixed rate securities; and

•	3.94% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of September 30, 2018, the Company's net TBA position had a total fair value of $9.4 billion and a GAAP net carrying value of $(43) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value of $20.0 billion and a GAAP net carrying value of $105 million as of June 30, 2018.

AGNC Investment Corp.
October 24, 2018

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 9.7% for the third quarter, unchanged from the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of September 30, 2018 was 6.8%, compared to 7.1% as of June 30, 2018.
The weighted average cost basis of the Company's investment portfolio was 104.0% of par value as of September 30, 2018. Net premium amortization cost on the Company's investment portfolio for the third quarter was $(81) million, or $(0.18) per common share, which includes a "catch-up" premium amortization benefit of $6 million, or $0.01 per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the third quarter. This compares to net premium amortization cost for the prior quarter of $(74) million, or $(0.18) per common share, including a "catch-up" premium amortization benefit of $12 million, or $0.03 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, was 3.11% for the third quarter, compared to 2.99% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 3.07% for the third quarter, compared to 2.91% for the prior quarter. Including TBA securities and excluding "catch-up" premium amortization, the Company's average asset yield for the third quarter was 3.18%, compared to 3.02% for the prior quarter.
For the third quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 2.20%, compared to 1.99% for the prior quarter. The Company's average implied TBA funding cost was 2.05% for the third quarter, compared to 1.75% for the prior quarter. Inclusive of interest rate swaps, the Company's combined average cost of funds for the third quarter was 1.88%, compared to 1.67% for the prior quarter.
The Company's annualized net interest spread, including TBA securities and interest rate swaps, was 1.33% for the third quarter, compared to 1.42% for the prior quarter. Excluding "catch-up" premium amortization, the Company's combined annualized net interest spread for the third quarter was 1.30%, versus 1.35% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the third quarter of $0.61 per common share, excluding $0.01 per common share of "catch-up" premium amortization benefit, compared to $0.63 per common share for the prior quarter, excluding $0.03 per common share of "catch-up" premium amortization benefit. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
October 24, 2018

LEVERAGE
As of September 30, 2018, $65.7 billion of Agency repo, $9.4 billion of TBA dollar roll positions (at cost) and $0.3 billion of other debt were used to fund the Company's investment portfolio. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 8.2x as of September 30, 2018, compared to 8.3x as of June 30, 2018. The Company's average "at risk" leverage for the third quarter was 8.5x tangible net book value, compared to 8.0x for the prior quarter, with the increase partly due to the timing of equity offerings during the third and second quarters.
As of September 30, 2018, the Company's Agency repurchase agreements had a weighted average interest rate of 2.30%, an increase from 2.18% as of June 30, 2018, and a weighted average remaining days to maturity of 67 days, compared to 101 days as of June 30, 2018. As of September 30, 2018, $25.5 billion, or 39%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC, compared to $21.2 billion, or 43%, as of June 30, 2018.
As of September 30, 2018, the Company's Agency repurchase agreements had remaining maturities of:

•	$52.1 billion of three months or less;

•	$9.5 billion from three to six months;

•	$1.1 billion from six to twelve months; and

•	$3.0 billion from one to three years.

HEDGING ACTIVITIES
As of September 30, 2018, 95% of the Company's outstanding balance of Agency repurchase agreements, other debt and net TBA position was hedged with interest rate swaps, swaptions and U.S. Treasury positions, compared to 99% as of June 30, 2018.
As of September 30, 2018, the Company's interest rate swap position totaled $48.7 billion in notional amount, compared to $47.9 billion as of June 30, 2018. The Company's interest rate swap position as of September 30, 2018 included $4.9 billion of forward starting swaps, with an average forward start date of 0.5 years, compared to $4.4 billion and 0.4 years, respectively, as of June 30, 2018. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 2.01%, an average receive rate of 2.33% and an average maturity of 4.7 years as of September 30, 2018, compared to 1.93%, 2.34% and 4.6 years, respectively, as of June 30, 2018. Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.89% as of September 30, 2018, compared to 1.83% as of June 30, 2018.
As of September 30, 2018, the Company had payer swaptions outstanding totaling $5.6 billion, unchanged from June 30, 2018. As of September 30, 2018, the Company had short U.S. Treasury positions outstanding totaling $17.4 billion, compared to $14.9 billion as of June 30, 2018.

OTHER GAIN (LOSS), NET
For the third quarter, the Company recorded a net gain of $73 million in other gain (loss), net, or $0.16 per common share, compared to a net gain of $134 million, or $0.33 per common share, for the prior quarter. Other gain (loss), net for the third quarter was comprised of:

AGNC Investment Corp.
October 24, 2018

•	$(40) million of net realized losses on sales of investment securities;

•	$(363) million of net unrealized losses on investment securities measured at fair value through net income;

•	$56 million of interest rate swap periodic income;

•	$227 million of net gains on interest rate swaps;

•	$30 million of net gains on interest rate swaptions;

•	$172 million of net gains on U.S. Treasury positions;

•	$68 million of TBA dollar roll income;

•	$(123) million of net mark-to-market losses on TBA mortgage positions; and

•	$46 million of management and termination fee income.

OTHER COMPREHENSIVE LOSS
During the third quarter, the Company recorded an other comprehensive loss of $(193) million, or $(0.42) per common share, consisting of net unrealized losses on the Company's Agency securities recognized through OCI, compared to a $(145) million, or $(0.36) per common share, other comprehensive loss for the prior quarter.

THIRD QUARTER 2018 DIVIDEND DECLARATIONS
During the third quarter, the Company's Board of Directors declared dividends of $0.18 per share to common stockholders of record as of July 31, August 31 and September 28, 2018, respectively, totaling $0.54 per share for the quarter, which were paid on August 8, September 11 and October 9, 2018, respectively. Since its May 2008 initial public offering through the third quarter of 2018, the Company has declared a total of $8.2 billion in common stock dividends, or $38.78 per common share.
On September 14, 2018, the Company's Board of Directors declared a third quarter dividend on its 7.750% Series B Cumulative Redeemable Preferred Stock of $0.484375 per depositary share and on its Series C Preferred Stock of $0.43750 per depositary share. The dividends were paid on October 15, 2018 to preferred stockholders of record as of October 1, 2018.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
October 24, 2018

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $67,889, $51,356, $51,434, $53,055 and $47,997, respectively)	$70,408	$55,524	$54,141	$55,506	$51,638
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	453	587	621	662	700
Credit risk transfer securities, at fair value (including pledged securities of $44, $0, $0, $0 and $0, respectively)	997	936	884	876	717
Non-Agency securities, at fair value	507	60	36	36	36
U.S. Treasury securities, at fair value (including pledged securities of $45, $0, $0, $0 and $0, respectively)	109	—	224	—	—
REIT equity securities, at fair value	—	46	42	29	4
Cash and cash equivalents	1,071	863	972	1,046	1,098
Restricted cash	456	447	386	317	294
Derivative assets, at fair value	412	458	410	205	183
Receivable for investment securities sold (including pledged securities of $443, $31, $0, $0 and $149, respectively)	524	31	—	—	521
Receivable under reverse repurchase agreements	16,309	13,306	10,770	10,961	9,226
Goodwill and other intangible asset, net	526	550	550	551	552
Other assets	259	330	185	187	521
Total assets	$92,031	$73,138	$69,221	$70,376	$65,490
Liabilities:
Repurchase agreements	$65,734	$48,839	$48,956	$50,296	$45,505
Debt of consolidated variable interest entities, at fair value	291	313	336	357	380
Payable for investment securities purchased	23	1,503	457	95	1,373
Derivative liabilities, at fair value	62	6	32	28	62
Dividends payable	95	87	80	80	77
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	15,549	12,898	10,352	10,467	9,119
Accounts payable and other liabilities	650	450	670	299	183
Total liabilities	82,404	64,096	60,883	61,622	56,699
Stockholders' equity:
Preferred stock - aggregate liquidation preference of $500	484	484	484	484	484
Common stock - $0.01 par value; 477.8, 434.1, 391.3, 391.3 and 391.3 shares issued and outstanding, respectively	5	4	4	4	4
Additional paid-in capital	12,785	11,964	11,174	11,173	11,172
Retained deficit	(2,343)	(2,299)	(2,358)	(2,562)	(2,729)
Accumulated other comprehensive loss	(1,304)	(1,111)	(966)	(345)	(140)
Total stockholders' equity	9,627	9,042	8,338	8,754	8,791
Total liabilities and stockholders' equity	$92,031	$73,138	$69,221	$70,376	$65,490

Tangible net book value per common share [1]	$18.00	$18.41	$18.63	$19.69	$19.78

AGNC Investment Corp.
October 24, 2018

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Interest income:
Interest income	$500	$414	$431	$386	$318
Interest expense	312	237	206	174	140
Net interest income	188	177	225	212	178
Other gain, net:
Realized gain (loss) on sale of investment securities, net	(40)	(74)	(2)	(16)	22
Unrealized loss on investment securities measured at fair value through net income, net	(363)	(94)	(523)	(65)	(31)
Gain on derivative instruments and other securities, net	430	298	738	271	131
Management fee income	46	4	4	4	4
Total other gain, net	73	134	217	194	126
Expenses:
Compensation and benefits	14	10	10	12	10
Other operating expense	31	8	8	9	8
Total operating expense	45	18	18	21	18
Net income	216	293	424	385	286
Dividend on preferred stock	9	9	9	9	9
Issuance costs of redeemed preferred stock	—	—	—	—	6
Net income available to common stockholders	$207	$284	$415	$376	$271

Net income	$216	$293	$424	$385	$286
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	(193)	(145)	(621)	(205)	90
Comprehensive income (loss)	23	148	(197)	180	376
Dividend on preferred stock	9	9	9	9	9
Issuance costs of redeemed preferred stock	—	—	—	—	6
Comprehensive income (loss) available (attributable) to common stockholders	$14	$139	$(206)	$171	$361

Weighted average number of common shares outstanding - basic	462.3	404.9	391.3	391.3	364.7
Weighted average number of common shares outstanding - diluted	462.7	405.2	391.5	391.5	364.9
Net income per common share - basic and diluted	$0.45	$0.70	$1.06	$0.96	$0.74
Comprehensive income (loss) per common share - basic and diluted	$0.03	$0.34	$(0.53)	$0.44	$0.99
Dividends declared per common share	$0.54	$0.54	$0.54	$0.54	$0.54

AGNC Investment Corp.
October 24, 2018

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [3]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
GAAP net interest income:
Interest income	$500	$414	$431	$386	$318
Interest expense	312	237	206	174	140
GAAP net interest income	188	177	225	212	178
TBA dollar roll income, net [4,5]	68	70	62	78	87
Interest rate swap periodic income (cost) [4,9]	56	41	(9)	(21)	(26)
Dividend income from REIT equity securities [4]	1	1	1	1	—
Adjusted net interest and dollar roll income	313	289	279	270	239
Other operating income (expense):
Management fee income	46	4	4	4	4
Less management agreement termination fee income	(42)	—	—	—	—
Operating expense	(45)	(18)	(18)	(21)	(18)
Less non-recurring write-off of intangible asset and other expenses associated with termination of management agreement	26	—	—	—	—
Total operating income (expense), net	(15)	(14)	(14)	(17)	(14)
Net spread and dollar roll income	298	275	265	253	225
Dividend on preferred stock	9	9	9	9	9
Net spread and dollar roll income available to common stockholders	289	266	256	244	216
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(6)	(12)	(21)	3	12
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$283	$254	$235	$247	$228

Weighted average number of common shares outstanding - basic	462.3	404.9	391.3	391.3	364.7
Weighted average number of common shares outstanding - diluted	462.7	405.2	391.5	391.5	364.9
Net spread and dollar roll income per common share - basic	$0.63	$0.66	$0.65	$0.62	$0.59
Net spread and dollar roll income per common share - diluted	$0.62	$0.66	$0.65	$0.62	$0.59
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.61	$0.63	$0.60	$0.63	$0.63
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.61	$0.63	$0.60	$0.63	$0.62

AGNC Investment Corp.
October 24, 2018

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [3]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Net income	$216	$293	$424	$385	$286
Book to tax differences:
Premium amortization, net	(21)	(22)	(23)	(7)	(3)
Realized gain/loss, net	(291)	(221)	(652)	(262)	(112)
Net capital loss/(utilization of net capital loss carryforward)	(67)	109	245	20	(159)
Unrealized gain/(loss), net	316	(46)	108	(55)	41
Other	(2)	—	(13)	1	(2)
Total book to tax differences	(65)	(180)	(335)	(303)	(235)
Estimated REIT taxable income	151	113	89	82	51
Dividend on preferred stock	9	9	9	9	9
Estimated REIT taxable income, net of preferred stock dividend	$142	$104	$80	$73	$42
Weighted average number of common shares outstanding - basic	462.3	404.9	391.3	391.3	364.7
Weighted average number of common shares outstanding - diluted	462.7	405.2	391.5	391.5	364.9
Estimated REIT taxable income per common share - basic and diluted	$0.31	$0.26	$0.20	$0.19	$0.12

Beginning cumulative non-deductible net capital loss	$711	$602	$357	$337	$496
Net capital loss/(utilization of net capital loss carryforward)	(67)	109	245	20	(159)
Ending cumulative non-deductible net capital loss	$644	$711	$602	$357	$337
Ending cumulative non-deductible net capital loss per common share	$1.35	$1.64	$1.54	$0.91	$0.86

AGNC Investment Corp.
October 24, 2018

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [3]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$500	$414	$431	$386	$318
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(6)	(12)	(21)	3	12
TBA dollar roll income - implied interest income [4,7]	162	144	120	134	139
Economic interest income, excluding "catch-up" premium amortization	656	546	530	523	469
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(312)	(237)	(206)	(174)	(140)
TBA dollar roll income - implied interest expense [4,6]	(94)	(74)	(58)	(56)	(52)
Interest rate swap periodic income (cost) [4,9]	56	41	(9)	(21)	(26)
Economic interest expense	(350)	(270)	(273)	(251)	(218)
Dividend income from REIT equity securities [4]	1	1	1	1	—
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$307	$277	$258	$273	$251

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.11%	2.99%	3.05%	2.84%	2.72%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	(0.04)%	(0.08)%	(0.15)%	0.02%	0.10%
Investment securities average asset yield, excluding "catch-up" premium amortization	3.07%	2.91%	2.90%	2.86%	2.82%
TBA securities - average implied asset yield [7]	3.54%	3.41%	3.08%	2.93%	2.99%
Average asset yield, excluding "catch-up" premium amortization [8]	3.18%	3.02%	2.94%	2.88%	2.87%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	2.20%	1.99%	1.69%	1.43%	1.34%
TBA securities - average implied funding cost [6]	2.05%	1.75%	1.49%	1.23%	1.12%
Average cost of funds, before interest rate swap cost of funds [8]	2.18%	1.92%	1.62%	1.39%	1.28%
Interest rate swap periodic (income) cost [10]	(0.30)%	(0.25)%	0.06%	0.13%	0.18%
Average total cost of funds	1.88%	1.67%	1.68%	1.52%	1.46%
Average net interest spread, excluding "catch-up" premium amortization	1.30%	1.35%	1.26%	1.36%	1.41%

AGNC Investment Corp.
October 24, 2018

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$69,844	$55,119	$53,696	$55,026	$51,104
Other Agency MBS, at fair value - as of period end	$1,017	$992	$1,066	$1,142	$1,234
Credit risk transfer securities, at fair value - as of period end	$997	$936	$884	$876	$717
Non-Agency MBS, at fair value - as of period end	$507	$60	$36	$36	$36
Total investment securities, at fair value - as of period end	$72,365	$57,107	$55,682	$57,080	$53,091
Total investment securities, at cost - as of period end	$74,691	$58,875	$57,211	$57,466	$53,206
Total investment securities, at par - as of period end	$71,844	$56,320	$54,625	$54,804	$50,795
Average investment securities, at cost	$64,346	$55,329	$56,573	$54,406	$46,808
Average investment securities, at par	$61,696	$52,856	$53,986	$51,914	$44,672
TBA securities:
Net TBA portfolio - as of period end, at fair value	$9,393	$20,003	$13,611	$15,742	$19,409
Net TBA portfolio - as of period end, at cost	$9,436	$19,898	$13,529	$15,739	$19,433
Net TBA portfolio - as of period end, carrying value	$(43)	$105	$82	$3	$(24)
Average net TBA portfolio, at cost	$18,270	$16,912	$15,585	$18,355	$18,616
Average repurchase agreements and other debt [13]	$56,265	$47,823	$49,567	$48,122	$41,406
Average stockholders' equity [14]	$9,345	$8,652	$8,535	$8,741	$8,134
Tangible net book value per common share [1]	$18.00	$18.41	$18.63	$19.69	$19.78
Tangible net book value "at risk" leverage - average [15]	8.5:1	8.0:1	8.2:1	8.1:1	7.9:1
Tangible net book value "at risk" leverage - as of period end [16]	8.2:1	8.3:1	8.2:1	8.1:1	8.0:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.77%	3.69%	3.70%	3.71%	3.72%
Average asset yield	3.11%	2.99%	3.05%	2.84%	2.72%
Average asset yield, excluding "catch-up" premium amortization	3.07%	2.91%	2.90%	2.86%	2.82%
Average coupon - as of period end	3.82%	3.74%	3.70%	3.71%	3.67%
Average asset yield - as of period end	3.22%	3.03%	2.93%	2.89%	2.85%
Average actual CPR for securities held during the period	9.7%	9.7%	8.6%	10.1%	12.1%
Average forecasted CPR - as of period end	6.8%	7.1%	7.6%	8.4%	8.5%
Total premium amortization, net	$(81)	$(74)	$(69)	$(96)	$(97)
TBA securities - average implied asset yield [7]	3.54%	3.41%	3.08%	2.93%	2.99%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [8]	3.18%	3.02%	2.94%	2.88%	2.87%
Cost of funds:
Repurchase agreements - average funding cost	2.20%	1.99%	1.69%	1.43%	1.34%
TBA securities - average implied funding cost [6]	2.05%	1.75%	1.49%	1.23%	1.12%
Interest rate swaps - average periodic (income) cost of funds [10]	(0.30)%	(0.25)%	0.06%	0.13%	0.18%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic (income) cost [8]	1.88%	1.67%	1.68%	1.52%	1.46%
Repurchase agreements - average funding cost as of period end	2.30%	2.18%	1.82%	1.57%	1.36%
Interest rate swaps - average net pay/(receive) rate as of period end [17]	(0.32)%	(0.41)%	(0.08)%	0.30%	0.35%
Net interest spread:
Combined investment and TBA securities average net interest spread	1.33%	1.42%	1.38%	1.35%	1.34%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	1.30%	1.35%	1.26%	1.36%	1.41%
Expenses % of average stockholders' equity - annualized [2]	0.81%	0.83%	0.84%	0.96%	0.89%
Economic return (loss) on tangible common equity - unannualized [18]	0.7%	1.7%	(2.6)%	2.3%	5.6%

AGNC Investment Corp.
October 24, 2018

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.	Tangible net book value per common share excludes preferred stock liquidation preference and goodwill and other intangible asset, net.

2.
Annualized Q3 2018 operating expenses exclude the non-recurring write-off of the intangible asset and other expenses associated with sale of MTGE Investment Corp. and the resulting termination of the Company's management agreement with MTGE.

3.	Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

4.	Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.

5.
Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount is net of TBAs used for hedging purposes. Amount excludes TBA mark-to-market adjustments.

6.
The implied funding cost of TBA dollar roll transactions is determined using the "price drop" (Note 5) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.

7.
The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 6) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 5) by the average TBA cost basis outstanding for the period.

8.	Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.

9.	Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.

10.	Represents interest rate swap periodic income/cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and TBA securities).

11.	"Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations

12.	Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.

13.	Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.

14.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

15.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible asset. Leverage excludes U.S. Treasury repurchase agreements.

16.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible asset at period end. Leverage excludes U.S. Treasury repurchase agreements.

17.	Includes forward starting swaps not yet in effect as of reported period-end.

18.
Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 25, 2018 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q3 2018 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
October 24, 2018

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 25, 2018. In addition, there will be a phone recording available one hour after the live call on October 25, 2018 through November 8, 2018. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10124456.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and dividend income from REIT equity securities (referred to as "adjusted net interest and dollar roll income"), plus (ii) management fee income (GAAP measure) and less (iii) total operating expense (GAAP measure), which are adjusted to exclude non-recurring termination fee income and one-time expenses associated with the termination of the Company's management agreement with MTGE Investment Corp. "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further

AGNC Investment Corp.
October 24, 2018

excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates. Related amounts available to common stockholders exclude non-recurring issuance costs of redeemed preferred stock.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such 'catch-up' cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.